                                                                     EXHIBIT 21
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                          SUBSIDIARIES OF THE COMPANY
<CAPTIONS>
A. As of December 31, 2004 the following are subsidiaries more than 50% owned (included in the consolidated financial statements):

                                                Jurisdiction of      Percentage
Name                                            Incorporation        Owned
---------------------------------------------   --------------       ----------

Trans-Lux Canada Ltd.                           Canada               100%
Trans-Lux Castle Rock Corporation (2)           Colorado             100
Trans-Lux Cinema Consulting Corporation (4)     California           100
Trans-Lux Cocteau Corporation (6)               New Mexico           100
Trans-Lux Colorado Corporation (6)              Colorado             100
Trans-Lux Desert Sky Corporation (6)            Arizona              100
Trans-Lux Display Corporation                   Delaware             100
Trans-Lux DreamCatcher Corporation (6)          New Mexico           100
Trans-Lux Durango Corporation (5)               Colorado             100
Trans-Lux Experience Corporation                New York             100
Trans-Lux Four Corners Corporation (5)          New Mexico           100
Trans-Lux High Five Corporation (6)             Colorado             100
Trans-Lux Holding Corporation                   Connecticut          100
Trans-Lux Investment Corporation                Delaware             100
Trans-Lux Laramie Corporation (6)               Wyoming              100
Trans-Lux Loma Corporation (6)                  New Mexico           100
Trans-Lux Los Lunas Corporation (5)             New Mexico           100
Trans-Lux Loveland Corporation (6)              Colorado             100
Trans-Lux Midwest Corporation                   Iowa                 100
Trans-Lux Montezuma Corporation (5)             New Mexico           100
Trans-Lux Movie Operations Corporation (4)      Texas                100
Trans-Lux Multimedia Corporation                New York             100
Trans-Lux New Mexico Corporation (6)            New Mexico           100
Trans-Lux Pennsylvania Corporation (2)          Pennsylvania         100
Trans-Lux Real Estate Corporation (4)           Texas                100
Trans-Lux Seaport Corporation                   New York             100
Trans-Lux Service Corporation                   New York             100
Trans-Lux Skyline Corporation (6)               Colorado             100
Trans-Lux Southwest Corporation (6)             New Mexico           100
Trans-Lux Starlight Corporation (6)             New Mexico           100
Trans-Lux Storyteller Corporation (6)           New Mexico           100
Trans-Lux Summit Corporation (5)                Colorado             100
Trans-Lux Syndicated Programs Corporation       New York             100
Trans-Lux Taos Corporation (5)                  New Mexico           100
Trans-Lux Theatres Corporation (1)              Texas                100
Trans-Lux Valley Corporation (5)                Arizona              100
Trans-Lux West Corporation                      Utah                 100
Trans-Lux Wyoming Corporation (5)               Wyoming              100

(1) Wholly-owned subsidiary of Trans-Lux Investment Corporation.
(2) Wholly-owned subsidiary of Trans-Lux Theatres Corporation.
(3) Wholly-owned subsidiary of Trans-Lux Syndicated Programs Corporation.
(4) Wholly-owned subsidiary of Trans-Lux Holding Corporation.
(5) Wholly-owned subsidiary of Trans-Lux Real Estate Corporation.
(6) Wholly-owned subsidiary of Trans-Lux Movie Operations Corporation.

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B.  Other entity (accounted for in the Consolidated Financial Statements under the equity method):

    MetroLux Theatres - A joint venture partnership in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venture. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.